Investor Presentation November 2016

2 Forward-Looking Statements / Disclaimers The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and ﬁnancial information contained in this presentation constitute forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward-looking statements. While presented with numerical speciﬁcity, certain forward-looking statements are based (1) upon assumptions that are inherently subject to signiﬁcant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, our ability to maintain adequate liquidity, to realize the potential benefit of our net operating loss tax carryforwards, to obtain sufficient debt and equity ﬁnancings, our capital costs, well production performance, and operating costs, anticipated commodity pricing, diﬀerentials or crack spreads, anticipated or projected pricing information related to oil, NGLs, and natural gas, realize the potential benefits of our supply and offtake agreements, assumptions inherent in a sum-of- the-parts valuation of our business, our ability to realize the benefit of our investment in Laramie Energy, LLC, assumptions related to our investment in Laramie Energy, LLC, including completion activity and projected capital contributions, Laramie Energy, LLC’s financial and operational performance and plans for 2016, the potential uplift of an MLP, our ability to meet environmental and regulatory requirements without additional capital expenditures, anticipated refined product demand and Hawaii petroleum use, projected Hawaiian air travel, our acquisition integration strategy, including the acquisition of Wyoming Refining Company and assumptions upon which it was based, anticipated mid-cycle Adjusted EBITDA projections and estimated cost synergies from the acquisition, our ability to increase refinery throughput and profitability, our ability to evaluate and pursue strategic and growth opportunities, our estimates of 2016 on-island sales volumes, our estimates related to 2016 Adjusted EBITDA and certain other financial measures, our estimates related to the annual gross margin impact of changes in RINs prices, and other known and unknown risks (all of which are difficult to predict and many of which are beyond the company's control), some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward-looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward-looking statements. Under no circumstances should the inclusion of the forward-looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward-looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Recipients are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. This presentation contains non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Net Income (loss), Laramie Energy Adjusted EBITDAX, and PV10/PV20. Please see the Appendix for the definitions and reconciliations to GAAP of the non-GAAP financial measures that are based on reconcilable historical information. Cautionary Note Regarding Hydrocarbon Quantities The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserve estimates. We have provided Laramie Energy, LLC (“Laramie”) internally generated estimates for proved and probable reserve estimates (collectively, “2P”) in this presentation in accordance with SEC guidelines and definitions. The reserve estimates as of June 30, 2016 included in this presentation have been prepared by Laramie’s internal reserve engineers and have not been reviewed or audited by Laramie’s independent reserve engineers. Actual quantities that may be ultimately recovered from Laramie’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of Laramie’s ongoing drilling program, which is directly affected by commodity prices, the availability of capital, drilling and production costs, the availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors and recovery rates.

Our Business Platforms

Par Pacific

An Acquistion-Oriented Company

Refining



Hawaii Refinery
- 94,000 bpd 5.7 complexity refinery [1]
- 50% distillate yield configuration
- Crudes sourced world-wide

Wyoming Refinery
- 18,000 bpd 11.0 (1) complexity refinery
- 95% light products yield
- Tailored for Powder River Basin & Bakken crude

Logistics



Hawaii
- Storage capacity of 5.4 million barrels with 27-mile pipeline
- 3 barges deliver products to 8 refined product terminals

Wyoming
- 140 miles of crude oil gathering systems
- 40 miles of refined products pipeline
- Approximately 650 Mbls of storage capacity

Retail


HELE

Retail - Distributor and Marketer of Refined Products
- Gasoline and diesel distributed through 91 locations across Hawaii
- Exclusive provider of 76 and 7-Eleven branded outlets in Hawaii
- Launching *Hele*, a new local brand; 37 retail stations will be rebranded

Laramie Energy



Competitive Natural Gas Producer – Laramie Energy
- Average well cost of approximately $1MM delivering over 1.8 Bcfe EURs
- 7,500+ drilling locations across 136,000 net acres
- Cash operating costs competitive with low cost basins in the U.S.

(1) *As measured by Nelson Complexity rating.*
(2) *Par Pacific owns 42.3% of Laramie Energy, LLC*

3

4 Growth Opportunity Framework Tier 1 • Refining • Marketing • Midstream & downstream logistics Tier 2 • E&P with Laramie tie-in • Upstream logistics • Gathering systems • Gas processing • Chemical / process businesses Tier 3 • E&P without Laramie tie-in • Oilfield services • Power generation • Non-oil logistics Strategic Factors Existing Competencies NOL Refining System Integration Hawaii Wyoming Laramie Target acquisitions that generate risk-adjusted returns on capital and are accretive to sum of the parts valuation of Par Pacific

Refining Segment

Hawaii Refinery

Par Pacific

Asset Highlights

- Largest and most complex refinery in Hawaii
- Distillate yield configured for Hawaii demand
- Asset location and configuration favorably positioned to benefit from cost-advantaged crude
- Anticipated ability to meet environmental and regulatory requirements without material capital expenditures
- Identified opportunities to increase downstream conversion and complexity



2016 YTD Crude Sourcing (1)



Middle East
13%
Africa
13%
Latin America
3%
North America
38%
33%
Asia

2016 YTD Yield Profile (1)



Fuel oils
23%
Distillate
41%
Other products
9%
27%
Gasoline

Asset Detail

Refining Unit	Capacity (MBPD)
Crude Unit	94
Vacuum Distillation Unit	40
Hydrocracker	18
Catalytic Reformer	13
Visbreaker	11
Hydrogen Plant (MMCFD)	18
Naphtha Hydrotreater	13
Cogeneration Turbine Unit	20 MW

(1) *Numbers are as of September 30, 2016.*

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7 Hawaii Refinery Operating Trends Total Sales VolumeProduction Cost(1) Throughput Volume  Increased refinery throughput generates economies of scale with higher efficiency and lower production cost  On-island demand and refining margin environment are the primary constraints for refinery utilization as:  Enhancing on-island sales improves margin from favorable market pricing and reduced cost of freight  Products export contribution is stronger in favorable market conditions ___________________ (1) Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refinery including personnel costs, repair and maintenance costs, insurance, utilities and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statement of operations, which also includes costs related to our bulk marketing operations. (MBbl/d) (MBbl/d) ($ / bbl) 66 75 81 73 80 74 78 54 40 55 70 85 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 68 82 75 74 76 81 70 71 40 55 70 85 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 $5.41 $3.88 $2.94 $3.90 $3.51 $3.74 $3.15 $5.42 0.00 1.50 3.00 4.50 $6.00 Q4 '14Q1 '15Q2 '15Q3 '15Q4 '15Q1 '16Q2 '16Q3 '16

8 -2 0 2 4 6 8 10 $12 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Mid Pacific Crack Spread and Differential ____________________ (1) Company calculation based on a rolling five-year average for the 4-1-2-1 Mid Pacific Crack Spread plus Mid Pacific Crude Differential Mid Pacific Crude Differential is calculated as follows: Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality. Mid Pacific 4.1.2.1 Crack Spread is calculated as follows: Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from four barrels of Brent Crude. San Francisco Daily: computed by taking 1 part gasoline (SF Reg Unl), 2 parts middle distillates (SF Jet 54 & SF ULSD), and 1 part fuel oil (SF 180 Waterborne) as created from four barrels of Brent Crude. Daily: computed using a weighted average of 80% Singapore and 20% San Francisco. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker. Combined Mid Cycle(1) $8.32 Mid Pacific Crude Blend 4-1-2-1 Mid Pacific Crack Spread 80% Singapore, 20% San Francisco

9 Leader in Niche Hawaiian Market Hawaii Air Travel(2) ____________________ (1) Source: DBEDT; EIA, including military demand per Par Pacific internal estimates. (2) Source: Number of visitors per DBEDT. (3) Year to date through September 30, 2016. Hawaii Refined Product Demand(1) Hawaii Refinery Yield 2016 YTD(3)2015 Shortage of available distillate capacity in Hawaii Ability to reconfigure yield based on product demand Air travel to and from Hawaii projected to continue to grow Fuel oil utilized for ~70% of electricity generation (In Thousands) Hawaii Petroleum Use(1) Electricity Production Commercial Aviation Marine Transport Military Use Other 28% 28% 27% 6% 8% 3% Ground Transportation MBbl/d 60 59 72 50 0 8 16 24 32 40 48 56 64 72 80 Other Products Distillate Total Production Total Demand Gasoline Distillate Fuel oils Other products44% 23% 6% 27% 7,500 7,800 8,100 8,400 8,700 9,000 9,300 2014 2015 2016E 2017E 2018E 2019E

10 Wyoming Refinery Refinery Operations Product Profile(1)Refinery Asset Detail Refining Unit Capacity (MBPD) Crude Unit 18 Residual Fluid Catalytic Cracker 7 Catalytic Reformer 3 Alkylation 1 Naphtha Hydrotreater 3 Diesel Hydrotreater 6 Isomerization 4  Refinery located in Newcastle, Wyoming  Complex refinery with an estimated Nelson Complexity Index of 11.0  Increased processing capacity from 14,000 bpd to 18,000 bpd  Completed isomerization project in the second half of 2016 to drive additional value  Attractive light products yield over 95% Over $95MM in capital invested by prior owners over the last four years to modernize, expand, and upgrade operations ____________________ (1) Figures represent two year average from 2014 to year end 2015.

11 $4 $9 $14 $19 $24 $29 $34 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Wyoming Crack Spread ____________________ (1) Company calculation based on a rolling two years and nine month average. Wyoming 3-2-1 Index is calculated as follows: Rapid City Daily: Computed by taking 2 part gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Denver Daily: Computed by taking 2 part gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. Mid Cycle(1) $21.13

Logistics Segment

13 30,000 Bbls 185,000 Bbls 138,000 Bbls 135,000 Bbls 12,000 Bbls Hawaiian Assets MapAsset Highlights Hawaii Logistics  Integrated system enhances flexibility and profitability  Difficult to replicate asset base  Multiple advantages from single point mooring  Increased safety and flexibility  Enhanced distribution capability  Additional uptime from wind and sea conditions Latin America South America North America Middle East Africa Asia Logistics network represents a critical component of Hawaii operations Asset Detail Number of Terminals 8 Crude Storage Capacity (MMBbls) 2.4 Other Storage Capacity (MMBbls) 3.0 Number of Barges 3 Miles of Pipeline 27 ____________________ (1) Figures represent offsite storage amounts. (1) Refinery Terminal Crude Inflows Crude Refined Products Outflows

14 Wyoming Logistics Logistics Assets  140-mile crude oil pipeline gathering system providing direct access to Powder River Basin crude  Directly connected to the Butte pipeline, allowing for Bakken crude access  40-mile products pipeline feeds into the Magellan Products Line en route to Rapid City, South Dakota  Jet fuel terminal in Rapid City and pipeline connecting to the Ellsworth Air Force Base  650 MBbls of crude and refined product tankage with expansion opportunities identified  Truck racks and a loading facility at the refinery Well-positioned to benefit from regional development Crude Inflows Refined Products Outflows

Retail Segment

16 Retail Asset Highlights  Extensive footprint across five islands in Hawaii  Mid Pac acquisition significantly expanded scale and operating capabilities  Anticipated continued volume growth from increased retail and distribution network  Several identified opportunities to enhance profitability through continued integration and asset optimization Asset Details Retail Segment 91 locations Fuel Sales (LTM 9/30/16) 91 MM gallons Company Operated 38Convenience Stores Fee-Owned Sites 22

Laramie Energy

Laramie Energy

Par Pacific

Asset Highlights

- Further reduced drilling and completion costs by $0.1MM to $0.9MM per well
- Per unit development costs of $0.50 / Mcfe based on drilling and completion costs of approximately $0.9MM and average EURs over 1.8 Bcfe
- March 2016 acquisition led to a substantial reduction in operating costs
- Experienced management team with a 99% drilling success rate in the Piceance Basin
- Over 7,500 Williams Fork drilling locations across 147,000 net acres, 95% held by production
- Wet gas production and processing contracts provide exposure to improving NGL markets
- Modest leverage and no near-term debt maturities
- Majority of existing gas production hedged through December 2018. See Appendix for details

Key Statistics

Capital Structure at 9/30/16		
Laramie Debt Balance ($MM) [1]	$	114
Laramie Preferred Stock ($MM)	$	30
Laramie Book Equity ($MM)	$	442
2016 Year End Exit Mid-point (MMCFED)		145
Gas %		82%
Liquids %		18%
Approximate Net Acres [2]		147,000
Number of Undeveloped Mesa Verde Locations		8,000+
Par Pacific Holdings ownership		42.3%
Par Pacific Holdings carrying value for 42.3% stake ($MM)	$	116
Implied 100% Laramie enterprise value based on Par Pacific Holdings carrying value ($MM)	$	418
Implied value per flowing MMCFED based on 2016 mid-point exit production ($) [3]	$	2,881
Q3 2016 Laramie Adjusted EBITDAX ($M) [4]	$	10,259



(1) *Laramie Debt is non-recourse to Par Pacific and solely guaranteed by a Par Pacific subsidiary that owns Laramie Energy.*
(2) *Pro forma for small bolt-on acquisition completed during 3Q 2016.*
(3) *Calculated by dividing the implied 100% Laramie enterprise value based on Par Pacific Holdings' carrying value by the 2016 mid-point exit production.*
(4) *See Appendix for Non-GAAP reconciliation of Laramie Adjusted EBITDAX to the most directly comparable GAAP financial measure.*

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19  Anticipate completing majority of 41 uncompleted well inventory with an average net revenue interest of 93% per well  Continue to drive cost improvements  One rig program commencing in fourth quarter  Evaluate adding additional rigs during 1Q 2017 Development Activity Laramie Energy ____________________ Note: Figures may not sum to total due to rounding. (1) Figures for 100% of Laramie Energy. Assumes modest completion activity of $10-20MM in the second half of 2016. Production Profile(1) (MMcfe/d) Drivers of Cost Reduction Unit Costs  G&A spread over a larger base of production  Aggressive field cost management  Benefit from water infrastructure investment  Optimization of available gathering, processing, and transportation (“GPT”) infrastructure

Financial Overview

21 ____________________ Note: Adjusted EBITDA is a non-GAAP financial measure. See the Appendix for a reconciliation to the most directly comparable GAAP financial measure. Par Pacific Adjusted EBITDA

22 Capitalization Profile ___________________ (1) Deferred financing costs were previously reported as an asset. However, beginning in 2015 we reported deferred financing costs as a reduction of debt due to a change in GAAP. No material maturities until 2018 1 As of ($ in millions) 10/28/2016 Cash & Cash Equivalents (as of 10/28/2016) $51 Debt Term Loan 59 Hawaii Retail Credit Facilities 100 5% Convertible Senior Notes due 2021 115 Wyoming Refining Senior Secured Term Loan 56 Wyoming Refining Senior Secured Revolver 15 Par Wyoming Holdings Term Loan 65 Total Debt 409 Equity: Book Value of Equity $352 Total Shareholders Equity $352 Total Capitalization $761

23 Net Operating Loss Carryforward Differentiated Asset Relative to Peers Potential to Enhance Cash Flow with Growth Provides a Competitive Advantage for Growth Opportunities $1.4 billion NOL generates potentially significant value for Par Pacific Selected Benefits Illustrative Value to Par ($ in millions) 8.0% 10.0% 12.0% $25 $98 $84 $73 $50 $197 $168 $146 $75 $256 $226 $201 Discount Rate A n n u al P re -T ax E ar n in gs (1) ____________________ (1) Assumes $1.4 billion NOL and 35% tax rate.

24 Par Pacific Summary Enterprise Value (2)Key Statistics ____________________ (1) Represents Par Pacific’s 42.3% share of Laramie Energy. Calculated based on midpoint of 2016E production. (2) Closing stock price and 45,506,173 shares of common stock outstanding as of October 28, 2016. Debt & cash amounts are as of October 28, 2016. (3) Numbers may not add due to rounding. Total Adjusted EBITDA includes losses of $6 million related to Texadian operations that have been significantly wound down in 2016, and $3.7 million for entry into a settlement agreement to satisfy certain obligations related to the Point Arguello Unit offshore California. Net Operating Loss (NOL) Carryforwards NOL Gross Balance $1,457 Closing Share Price $13.38 Shares Outstanding 45.5 Market Capitalization $609 Principal Amount of Debt 409 Cash (51) Net Debt 358 Total Enterprise Value $967 Laramie Energy (Par Pacific Holdings investment) Investment Book Value $116 2016 mid point exit production (MMcfe/d) (1) 61 ($ in millions, except per share data) Adjusted EBITDA LTM Sept. '16 Refining $18 Logistics $23 Retail $30 Corporate & Other ($51) Total Adjusted EBITDA (3) $20

Appendix

26 Laramie Energy Hedging Program 2H 2016 2017 2018 NYMEX Fixed Price Swap Hedged Volume (Mcf/day) 92,169 83,240 75,072 Average Floor Price ($/Mcf) $2.605 $2.605 $2.605 CIG Basis Swap Volume Hedged (Mcf/day) 92,169 83,240 75,072 Average CIG Differential to NYMEX ($0.272) ($0.267) ($0.259) NGL Hedges Propane (gal/day) 37,000 -- -- Propane ($/gal) $0.465 Pentane (gal/day) 11,500 -- -- Pentane Floor Price ($/gal) $0.850 -- --

Laramie Energy Reserves Update

Par Pacific

Estimated Reserves and PV10 Summary – 100% of Laramie Energy

SEC Price Deck and Parameters

	GAS (BCF)	OIL (MMBO)	NGL (MMBO)	Total (Bcfe) (1)	PV10 ($ MM)	PV20 ($ MM)
PDP	295	1	8	351	$ 144	$ 107
PDBP / PDNP	77	0	2	93	$ 26	$ 14
PUD	69	0	2	85	$ 5	$ (7)
Total Proved (1P)	**442**	**1**	**13**	**529**	**$ 176**	**$ 114**

NYMEX 6/30/16 Price Deck and Parameters

	GAS (BCF)	OIL (MMBO)	NGL'S (MMBO)	Total (Bcfe) (1)	PV10 (2) ($ MM)	PV20 (2) ($ MM)
PDP	357	1	10	421	$ 307	$ 217
PDBP / PDNP	89	0	3	107	$ 67	$ 39
PUD	471	2	13	559	$ 173	$ 47
Total Proved (1P)	**916**	**3**	**25**	**1,087**	**$ 546**	**$ 304**
Probable	5,946	20	174	7,111	$ 1,691	$ 400
Total Proved + Probable (2P)	**6,862**	**24**	**199**	**8,198**	**$ 2,237**	**$ 704**

Pricing Summary

Weighted Average Pricing	6/30/16 SEC Pricing	6/30/16 NYMEX Strip Pricing
WTI Oil Price ($/Bbl)	$43.18	$55.62
NYMEX Gas ($/MMBTU)	$2.33	$3.15
Natural Gas Liquids ($/Bbl)	$10.90	$15.07

Assumed Strip Pricing	NYMEX Gas ($/MMBTU)		Condensate ($/BBL)	
Average Annual Price	YE15 NYMEX	6/30/16 NYMEX	YE15 NYMEX	6/30/16 NYMEX
2016	$2.49	$3.02	$40.45	$49.45
2017	$2.79	$3.18	$46.06	$52.17
2018	$2.91	$3.02	$49.36	$53.69
2019	$3.03	$3.00	$51.96	$54.60
2020	$3.18	$3.06	$53.64	$55.43
Thereafter	$3.18	$3.19	$53.64	$56.22

Note: Par Pacific Holdings owns 42.3% of Laramie Energy, LLC

(1) NGLs and Oil converted to gas based on 6:1 ratio

(2) Based on NYMEX strip pricing as of June 30, 2016 held flat after five years also adjusted for CIG basis of ($0.24). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.

(3) Based on SEC pricing as of June 30, 2016. See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion.

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28 MESA RIO BLANCOI I I GARFIELDIII Collbranll rollb anllll rro lb anlo lb an De Beque e eque e eque e eque SiltiltilililttilililRiflei lfi lei li lffi lei li le New Castle lte as le l ltte as le le as le Battlement Mesal tt ta le en esal l tt ttt ta le en esal a le en esa Palisadelialisadelilialisadelialisade Cliftonliftli onliliftftlili onli Fruitvalei lr tF ui valei li lr tr tF ui valei lF ui vale Redlandsledlandslledlandsledlands Rangelylangelyllangelylangely Meekerreekerreekeeeke Fruitair tF ui aiir tr tF ui aiF ui a Laramie Energy Acreage Adams Elbert Lake Eagle Pitkin Weld Jackson Garfield Rio Blanco Costilla Las Animas Moffat Routt Lincoln Washington Kiowa BentOtero PuebloCuster HuerfanoAlamosa Rio Grande Hinsdale Ouray San Juan San Miguel La Plata Dolores Montezuma Montrose Delta Chaffee Gunnison Mesa Nebraskareb askarreb askaeb aska New Mexico ie exico i ie exico ie exico Wyomingiyo ingiiyo ingiyo ing Coloradol rolo adoll rrolo adololo ado Utahtahttahah Denver Cheyenne Arapahoe Archuleta Baca Boulder Cheyenne Conejos Crowley El Paso Fremont Grand Kit Carson Larimer Logan Mineral Morgan Park Phill ips Prowers Saguache Sedgwick Teller Yuma Colorado All of Laramie's acreage is located in Rio Blanco, Garfield and Mesa Counties, Colorado  North Area - Rio Blanco County  Central Area - Garfield County  South Area - Collbran, Mesa County  Over 23,000 net mineral acres  Over 26,000 fee surface acres Laramie’s Core Acreage North Central SouthLease Acreage: 70 70 Garfield Mesa Rio Blanco Net Co. Net Net Co. Net Net Co. Net % 2016 280 280 1,553 1,547 0 0 1.3% 2017 242 242 2,115 2,115 0 0 1.7% 2018 0 0 0 0 480 480 0.4% 2019 0 0 3 3 2,286 457 0.3% 2020 3,712 742 97 97 80 16 0.6% Totals 4,234 1,264 3,768 3,762 2,846 953 4.4% Acreage Expiration Summary

29 Capitalization Detail ($ in millions) Facility Borrower Principal Amount Outstanding (10/28/2016) Undrawn Amount Amortization Maturity Interest Rate Term Loan Par $58.6 - NA 7/11/2018 10.00% (12.00% PIK) Hawaii Retail Credit Facilities Retail $99.7 - 10-Year 12/17/2022 L + 3.00% Retail Revolver Retail $0.0 $5.0 NA 12/17/2020 L + 3.00% 5% Convertible Senior Notes due 2021 Par $115.0 - NA 6/21/2021 5.00% Wyoming Refining Senior Secured Term Loan WRC $55.7 - NA 4/30/2018 L + 3.00% Wyoming Refining Senior Secured Revolver WRC $14.7 $15.2 NA 4/30/2018 L + 2.25% Par Wyoming Holdings Term Loan Par Wyoming $65.0 - NA 7/14/2021 L + 9.5% (L + 13% PIK)

30 Maturity Profile ($ in millions)

31 Annual Gross Margin Impact of $0.1/gallon Change In RIN Price $0.09 $0.34 $0.12 $0.19 $0.06 $0.06 $0.19 $0.07 $0.09 $0.09 $0.00/Bbl $0.05/Bbl $0.10/Bbl $0.15/Bbl $0.20/Bbl $0.25/Bbl $0.30/Bbl $0.35/Bbl $0.40/Bbl ALJ CVRR DK HFC MPC PARR PBF TSO VLO WNR Annual Gross Margin Impact per Barrel $0.1/gallon change in RIN price Source: Barclay's U.S. Independent Refiners RIN Report & Company data

Non-GAAP Financial Measures

Par Pacific

Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation(1)

(in thousands)

	2014	2015				2016		
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$31,660	$462	$11,723	$14,740	$ (66,836)	$ (18,673)	$ (13,088)	$ (27,761)
Adjustments to Net income (loss):								
Unrealized loss (gain) on derivatives	(698)	2,406	(1,980)	4,360	6,110	992	(8,406)	1,117
Acquisition and integration expense	2,561	1,061	470	280	195	671	845	2,047
Release of tax valuation allowance	-	-	(18,585)	295	1,531	-	(8,573)	-
Loss on termination of financing agreements	1,788	-	19,229	-	440	-	-	-
Change in value of common stock warrants	(315)	5,022	(3,313)	1,023	932	(1,644)	(1,176)	(657)
Change in value of contingent consideration	2,909	4,929	9,495	4,255	(229)	(6,176)	(3,552)	(1,025)
Inventory valuation adjustment	2,444	(2,179)	44	(10,762)	19,586	18,322	(1,059)	7,324
Impairment expense	-	-	-	9,639	-	-	-	-
Adjusted Net Income (loss)	**$40,349**	**$11,701**	**$17,083**	**$23,830**	**($38,271)**	**($6,508)**	**($35,009)**	**($18,955)**
Depreciation, depletion and amortization	4,628	3,251	5,005	4,596	7,066	5,095	5,100	9,643
Interest expense and financing costs, net	4,015	5,557	5,825	4,387	4,387	4,613	6,106	11,232
Equity losses (earnings) from Laramie Energy, LLC	(1,475)	1,826	2,950	1,355	49,852	1,871	16,948	(3,659)
Income tax expense (benefit)	(342)	65	(22)	174	(246)	336	89	30
Adjusted EBITDA	**$47,175**	**$22,400**	**$30,841**	**$34,342**	**$22,788**	**$5,407**	**($6,766)**	**($1,709)**

(1) We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess: (1) The financial performance of our assets without regard to financing methods, capital structure or historical cost basis. (2) The ability of our assets to generate cash to pay interest on our indebtedness, and (3) Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

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33 Non-GAAP Financial Measures Consolidated Adjusted EBITDA Reconciliation (1) For the twelve months ended September 30, 2016 (in thousands) _____________________________________________ (1) Refer to description of Adjusted Net Income (Loss) and Adjusted EBITDA on the previous slide. Net loss (126,358)$ Adjustments to Net loss: Unrealized gain on derivatives (187) Acquisition and integration expense 3,758 (7,042) Loss on termination of financing agreements 440 Change in value of common stock warrants (2,545) Change in value of contingent consideration (10,982) Inventory valuation adjustment 44,173 Adjusted Net Income (loss) (98,743)$ Depreciation, depletion and amortization 26,904 Interest expense and financing costs, net 26,338 Equity losses from Laramie Energy, LLC 65,012 Income tax expense 209 Adjusted EBITDA $19,720 Release of tax valuation allowance

34 Non-GAAP Financial Measures Adjusted EBITDA by Segment Reconciliation(1) (in thousands) Refining Retail Logistics Corporate, Texadian and Other Operating income (loss) (41,656)$ 22,835$ 18,552$ (54,658)$ Depreciation, depletion and amortization 13,715 6,676 3,966 2,548 Unrealized loss (gain) on derivatives (757) - - 570 Inventory valuation adjustment 47,108 - - (2,937) Acquisition and Integration expense - - - 3,758 Adjusted EBITDA 18,410$ 29,511$ 22,518$ (50,719)$ Twelve months ended September 30, 2016 _____________________________________________ (1) Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, acquisition and integration expense, and depreciation, depletion and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA by segment presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

35 Laramie Energy Adjusted EBITDAX (in thousands) Note: We believe Laramie’s Adjusted EBITDAX is a useful supplemental financial measure because it allows investors to more effectively evaluate Laramie’s operating performance as compared other companies without regard to financing methods and capital structure. Adjusted EBITDAX is also a material component used in measuring compliance with the covenants contained in Laramie’s existing credit agreement. Laramie excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the oil and gas industry depending upon, among other things, accounting methods and capital structures. Adjusted EBITDAX excludes the effect of bonus accrual, equity-based compensation expense, and abandoned property and expired lease expense and therefore differs from Non-GAAP financial measures used by Par that do not exclude the effects of these items. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income (loss), net income (loss), or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX presented by other companies may not be comparable to Laramie’s presentation as other companies may define terms differently. Three months ended September 30, 2016 Net (loss) income 5,057 - Commodity derivative gains (11,743) - Gains (losses) on settled derivative instruments (923) - Interest expense 1,017 - Non-cash preferred dividend 946 - Depreciation, depletion, amortization, and accretion 13,986 - Exploration expense 28 - Bonus accrual 663 - Equity based compensation expense 1,605 - Disposal of assets gain (375) Total Adjusted EBITDAX 10,259

36 Non-GAAP PV10 and PV-20 Disclosure Non-GAAP PV10 and PV20 Disclosure PV10 and PV20 are considered non-GAAP financial measures under SEC regulations because they do not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. However, our PV10/PV20 and our standardized measure of discounted future net cash flows are equivalent as we do not project to be taxable or pay cash income taxes based on our available tax assets and additional tax assets generated in the development of reserves because the tax basis of our oil and gas properties and NOL carryforwards exceeds the amount of discounted future net earnings. PV10/PV20 should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. generally accepted accounting principles. We believe that PV10 and PV20 are important measures that can be used to evaluate the relative significance of our natural gas and oil properties to other companies and that PV10 and PV20 are widely used by securities analysts and investors when evaluating oil and gas companies. PV10 and PV20 computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.